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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                 April 21, 2000
                       (Date of earliest event reported)


                                  HYSEQ, INC.
             (Exact name of Registrant as specified in its charter)



          Nevada                    0-22873                     36-3855489
        (State of            (Commission File No.)            (IRS Employer
      Incorporation)                                       Identification No.)



                               670 Almanor Avenue
                          Sunnyvale, California 94086
          (Address of principal executive offices, including zip code)

                                 (408) 524-8100
              (Registrant's telephone number, including area code)






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Item 4.  Changes in Registrant's Certifying Accountant.

         On April 21, 2000, the Registrant engaged the accounting firm of KPMG LLP ("KPMG") as its independent auditors to audit the Registrant's financial statements for its fiscal year ending December 31, 2000. The engagement of new independent auditors was approved by the Audit Committee and Board of Directors of the Registrant. The Company dismissed its former independent auditors, Ernst & Young ("E&Y") effective as of April 7, 2000.

         Prior to the engagement of KPMG, management of the Registrant did not consult with KPMG regarding the application of accounting principles or related to the type of audit opinion that might be rendered.

         During the fiscal years ended December 31, 1999 and 1998, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which would have caused E&Y to make reference in their report to such disagreements if not resolved to their satisfaction.

         E&Y's reports on the financial statements for the years ended December 31, 1999 and 1998, contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

         The press release announcing the engagement of KPMG as the Registrant's new auditors is attached hereto as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

             99.1 Press Release, dated April 24, 2000






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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HYSEQ, INC.

                                           /s/ Mark E. Gitter
                                           -------------------------------
                                           Name: Mark E. Gitter
                                           Title: Chief Financial Officer
Date: April 21, 2000



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                                 EXHIBIT INDEX



   Exhibit  No.           Description of Exhibit

       99.1               Press Release, dated April 24, 2000